UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 28, 2025
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717
(Address of principal executive offices)    (Zip Code)

(737) 248-2340
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on June 24, 2025, eHealth, Inc. (the “Company”) and Fran Soistman entered into a letter agreement dated as of June 18, 2025 (the “CEO Transition Letter Agreement”) pursuant to which Mr. Soistman agreed to continue serving as chief executive officer and all other roles with the Company’s subsidiaries through the earlier of (i) the effective date of the appointment of his successor as chief executive officer or (ii) September 30, 2025 (the “CEO Transition”), and following the CEO Transition, to assume the role of executive advisor until December 31, 2025 to assist with the transition to a new chief executive officer (the “Transition Period”). The Board has concluded its search for a successor chief executive officer, and on July 28, 2025, pursuant to the CEO Transition Letter Agreement, Mr. Soistman notified the Company of his decision to resign from his position as the Company’s chief executive officer and any other role other than as a member of the Company’s Board of Directors (the “Board”) effective immediately prior to the meeting of the Board to be held on September 18, 2025 at 10:00 am Eastern Time (the “CEO Resignation”). As agreed in the CEO Transition Letter Agreement, Mr. Soistman will remain with the Company as an executive advisor during the Transition Period.

On July 28, 2025, the Board appointed Derrick Duke as chief executive officer of the Company, effective immediately following the effectiveness of the CEO Resignation. Mr. Duke, age 58, will succeed Mr. Soistman as the Company’s principal executive officer. It is also expected that the Board will approve the appointment of Mr. Duke as a member of the Board. Mr. Duke will join the Company on August 4, 2025 to begin the transition process prior to the effective date of his appointment as chief executive officer of the Company. Prior to joining the Company, Mr. Duke served as chief executive officer of Magellan Health, Inc., a managed health care company, since May 2022 and was previously its chief operating and chief financial officer between January 2022 and May 2022 and chief risk officer between July 2020 and January 2022. Prior to joining Magellan Health, Mr. Duke was chief financial and chief operating officer of HealthMarkets, Inc. from 2015 to 2019. Mr. Duke holds an M.B.A. from the University of Texas at Arlington and a B.B.A. in finance from Hardin Simmons University.

Mr. Duke entered into an offer letter with Company subsidiary eHealthInsurance Services, Inc. on July 28, 2025 (the “Offer Letter”). The Offer Letter provides for (i) an annual base salary of $700,000, (ii) a target annual incentive award opportunity equal to 120% of his annual base salary, and (iii) a signing bonus of $600,000, which signing bonus is subject to repayment in the event that Mr. Duke’s employment is terminated for “cause” (as defined in the Severance Agreement described below) or by his resignation without “good reason” (as defined in the Severance Agreement) prior to the one-year anniversary of his employment start date, subject to the terms of the Sign-On Bonus Repayment Agreement affixed to the Offer Letter (the “Sign-on Bonus Agreement”).

Subject to the approval of the compensation committee of the Board, Mr. Duke will also receive (i) a time‑based award of 300,000 restricted stock units covering shares of the Company’s common stock, which award will be subject to vesting in three equal annual installments from the vesting start date (the “Initial RSU Award”) and (ii) a performance-based restricted stock unit award covering 300,000 shares of the Company’s common stock at target achievement, which award will be eligible to vest pursuant to the terms of the Company’s 2025 performance-based stock unit program, which generally provides for eligibility for vesting based on achievement of specified metrics over a three-year performance period. The vesting of each such equity award will be subject to Mr. Duke’s continued service to the Company through the applicable vesting date and each such equity award is subject to potential acceleration of vesting upon certain terminations of employment on the terms set forth in the Severance Agreement.

In addition, the Company will enter into a severance agreement with Mr. Duke (the “Severance Agreement”). Pursuant to the Severance Agreement, if Mr. Duke’s employment is terminated by the Company or its subsidiaries “without cause” or if he voluntarily resigns for “good reason” (as such terms are defined in the Severance Agreement and, in either case, a “Qualifying Termination”), Mr. Duke will be eligible to receive the following severance payments and benefits: (i) a single lump-sum cash payment in an amount equal to (A) twenty-four months of his then-current annual base salary, and (B) any earned but unpaid annual bonus with respect to the prior year based; (ii) a pro-rated target annual bonus for the year in which termination occurs, provided that if actual performance for the year exceeds target and the date of termination is July 1 or later, then additionally the remainder of his target annual bonus for such year; and (iii) Company-paid group health, dental and vision benefits for Mr. Duke and his covered dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to eighteen months, subject to certain conditions (the “COBRA Severance”); and (iv) (A) twelve months of additional vesting credit in respect of the Initial RSU Award if the Qualifying Termination is due to a termination of his employment by the Company without cause, or in respect of all outstanding equity awards subject to time-based vesting if the Qualifying Termination is due to his resignation for good reason, and (B) full vesting of performance-based equity awards for which the applicable performance metrics have been achieved but remain subject to time-based vesting. In lieu of the above, if

Mr. Duke experiences a Qualifying Termination during the one-year period following a change in control (as such term is defined in the Severance Agreement), then Mr. Duke will instead be eligible to receive the following severance payments and benefits: (i) a single lump-sum cash payment in an amount equal to the sum of (A) 24 months of his base salary, and (B) 200% of his then-current target annual bonus, and (c) any earned but unpaid annual bonus with respect to the prior year, (ii) the COBRA Severance, and (iii) (A) full vesting of outstanding equity awards subject to time-based vesting, and (B) full vesting of performance‑based equity awards for which the applicable performance metrics have been achieved but remain subject to time-based vesting. Additionally, if Mr. Duke’s employment terminates due to his death or disability (as defined in the Severance Agreement), he (or his estate, as applicable) will be eligible to receive (i) a pro-rated target annual bonus for the year in which termination occurs based on actual achievement, and (ii) any earned but unpaid annual bonus for the prior year. The severance described in this paragraph is subject to Mr. Duke’s timely execution of a standard release of claims in favor of the Company and applicable tax withholdings.

Mr. Duke will also enter into the Company’s standard indemnification agreement for directors and officers (the “Indemnification Agreement”) which, among other things, requires the Company to indemnify Mr. Duke to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Duke in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of Mr. Duke services as an executive officer.

There are no family relationships between Mr. Duke and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the Offer Letter (including the Sign-On Bonus Agreement affixed thereto), the Severance Agreement and the Indemnification Agreement, there are no transactions between Mr. Duke or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Duke and any other persons pursuant to which Mr. Duke was selected as chief executive officer of the Company.

The foregoing descriptions of the Offer Letter, Sign-On Bonus Agreement and Severance Agreement are summaries only, do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter (including the Sign-On Bonus Agreement affixed thereto) and the Severance Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 7.01	Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release announcing the CEO Resignation and Mr. Duke’s appointment as chief executive officer, effective immediately following the effectiveness of Mr. Soistman’s resignation. A copy of such press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1*	Offer Letter between eHealthInsurance Services, Inc. and Derrick Duke, dated July 28, 2025
10.2*	CEO Severance Agreement between eHealth, Inc. and Derrick Duke
99.1	Press Release of eHealth, Inc. dated July 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	July 29, 2025	/s/ Gavin G. Galimi
Gavin G. Galimi SVP, General Counsel and Corporate Secretary